TrustFund

TrustFund is a fintech platform helping people achieve financial wellness and avoid payday/title predatory loans. We've experienced strong user growth and are now looking to build out the team and continue developing unique credit products.


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TRUSTFUND

Invest

$99.00 minimum investment

Deadline July 15, 2020
in 2 months

Unit Price
$1.00

Total Raised
$1,260

Valuation
$2,500,000

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

TrustFund is a digital bank offering its customers a debit card that acts like a credit card when emergencies arise. By using the TrustFund platform, customers develop a TrustFund score, an alternative to the FICO score that helps individuals overlooked by mainstream banking products access fair and affordable credit.

PROBLEM

50% of Americans are unable to deal with an unexpected expense of $500. If you're one of the 78% of Americans living paycheck to paycheck, and have less than desirable credit, the options to deal with emergencies are limited to friends & family or predatory lenders and pawnshops. The average APR of a payday loan in this country is 391% APR and what makes them predatory is the refinance structure more so than the APR.

The FICO is a broken score, falls quick, rises slowly and is a measure of how one handles debt vs how one handles their finances.

Problem


78% 1
of Americans live paycheck to paycheck.
57% 2
of Americans are unable to afford a $500 unexpected expense.
U.S. subprime market is LARGER than prime 3
109M
Non-prime
53M
Credit invisibles
Prime: 34%
Non-Prime: 44%
Credit Invisible: 22%
1. https://www.cnbc.com/2017/08/24/most-americans-live-paycheck-to-paycheck.html
2. https://www.cbsnews.com/news/most-americans-cant-afford-a-500-emergency-expense/
3. https://www.sec.gov/Archives/edgar/data/1651094/000119312517096406/d310075ds1a.htm
5

SOLUTION

Solution


11%
of U.S. adults say they've taken out a payday loan in the past 2 years [1]
391%
AVERAGE APR [1]
More payday lending storefronts in America than McDonald's & Starbucks
COMBINED
A $46 BILLION INDUSTRY [2]

TrustFund is a digital bank offering its customers a debit card that acts like a credit card when emergencies arise. By using the TrustFund platform, customers develop a TrustFund score, an alternative to the FICO score that helps individuals overlooked by mainstream banking products access fair and affordable credit.

Our proprietary TrustFund Score takes into account behaviors commonly disregarded or overlooked by traditional credit scores such as bill payments, savings behavior, increase + stability of income etc. FICO is great at predicting your ability to handle a 30-year mortgage, not a 4-month small-dollar loan of $500.

We are fintech startup on a mission to disrupt payday/title lending.

The TrustFund Score: By using our card for transactions, and our mobile app for planning/budgeting/savings, customers develop a TrustFund score. Our score is a clean slate credit score that measures financial health inreal-time. As their score increases, they unlock benefits like emergency loans, auto refinancing, and our in-house credit products like bridge credit, rent-split and quick floats.

Solution

Clean Slate Credit: Making "Good Days" Count

Supplemental Characteristics	Traditional Scores	TrustFund Score
Consistent income	No	✓
Reaching savings targets	No	✓
Paying bills on time	No	✓
Utility & Rent payments	No	✓
Improvements to spending/budgeting	No	✓
Pursuing education	No	✓
Cash Flow Position	No	✓
Engagement with financial institution	No	✓
Achieving financial goals	No	✓

BUSINESS MODEL

Our initial revenue model aligns us with customer's best interests.

Everytime the user transacts on the card, we get a share of the processing fee that roughly equates to 1% of total transaction volume.

So a user that direct deposits his $3500 take home pay monthly and spends $2000 via the card, would generate $20 a month.

As we say: the more you spend [responsibly] on the card, the more we get to know you, the more we get to know the more we can help youQ

Business model



Personalized Financial Coaching & Planning Tools
Income Smoothing
Access to Emergency Credit
Access to Personal Loans
Access to Auto ReFi
TRUSTFUND SCORE
0
200
300
400
500
600
700
800
900
1000
Get Started
Build Trust
Get Control
Get Ahead
Seize Opportunity

MARKET

Market



Only 29% of people in America are Financially Healthy.
<1%
2%
5%
8%
10%
13%
14%
18%
16%
12%
0-9
10-19
20-29
30-39
40-49
50-59
60-69
70-79
80-89
90-100
Financially Vulnerable
17%
Financially Coping
54%
Financially Healthy
29%
FINANCIAL HEALTH NETWORK

Market



...but they remain less healthy than their higher income peers.
10.3%
59.3%
30.4%
20.3%
59.1%
20.6%
37.2%
52.9%
9.9%
52.2%
42.5%
5.3%
Healthy
Coping
Vulnerable
Less than $30,000
$30,000 - $59,999
$60,000 - $99,999
$100,000 or more
Annual Household Income
FINANCIAL HEALTH NETWORK

78% of Americans live paycheck to paycheck and with 50% of the population having less than $500 in emergency savings compounded by 100+ Million Americans having less than Prime credit scores, theres a reason why Payday/Title lending has exploded. There are more payday lending storefronts than Starbucks & McDonalds combined, with 11% of individuals taking out one of these loans in the past 2 years it is a 78 Billion dollar industry.

The high interest small dollar lending is growing at a rapid rate. Last year there was over $90B of these loans administered in 2018. Whats shocking is that fintechs accounted for 46% of these loans, up from 5% in 2013.

22% of Americans are underbanked and millions are switching from traditional bank accounts to digital bank accounts for various reasons. TrustFund is a digital bank specifically catered towards lower to moderate income individuals.

COMPETITIVE LANDSCAPE

Competitive landscape


TRUSTFUND
SOLUTION:
A single platform consisting of a debit card & app combining digital banking with fintech to help LMI users -
SAVE MORE and BORROW BETTER.
RELOADABLE DEBIT CARDS
BANKING
CREDIT UNIONS
TRADITIONAL BANKS
DIGITAL/ONLINE BANKS
FINTECH APPS
ALTERNATIVE LENDERS

Competitive landscape


CHANGING LANDSCAPE
From Traditional Banking to Emerging Technology
RELOADABLE DEBIT CARDS
BANKING
CREDIT UNIONS
TRADITIONAL BANKS
DIGITAL/ONLINE BANKS
Current Solutions Landscape
Automated Savings
Income Volatility
Budget & Spending
FINTECH APPS
NON-BANK LENDERS

PROGRESS

- Launched the "beyond MVP" version in September of 2019 via a pilot partnership strategy
- Landed 10 highly reputable non-profit partners that would typically shield their constituency from any for-profit/startup endeavor
- Due to the value they saw in TrustFund, made an exception for us
- Opened up digital marketing channels in December 2019 and now quickly approaching 1000 users, acquiring customers at a fraction of the estimated cost

Progress


TRUSTFUND's Initial Rollout
Vetted & Partnered with some of the most reputable community organizations in Dallas.
Jewish Family Service of Greater Dallas
SOCIETY of ST. VINCENT de PAUL U.S.A.
S-O-H
SERVICES OF HOPE
ASCENDANT COMMUNITY EDUCATION
Learning Together to Make Life Better
CAFÉ MOMENTUM
THE WOMEN'S CENTER
BONTON FARM-WORKS
COMMUNITY TAX CENTERS
TRUSTFUND

Progress


TRUSTFUND
Dashboard
Users
Guest User
Financial Health Survey
Family Data
Interpreting Score
Score Calculation
Goal Setting
Check List
Trustfund Score Range
TFScore
Signup Code
Analytics
1380
Total Users
Dashboard Module
Title
IsActive
Edit
Cancel View
Cancel
Card View
Card
CashDetailsView
CashDetails
Check List
Check List
Fund Saving View
Fund Saving
Goal ProgressView
Goal Progress
Guide View
Guide
LoanCalculatorView
Plan Ahead Calculator
Monthly Summary View
Monthly Summary
MyMantraView
What is "My Why"?
PollView
Current Poll
Quaterly Motivation Factor View
Quaterly Motivation Factor
Recent Spent Summary
Recent Spent Summary
RentSplitView
Recent Split

TEAM



Nathan

Nathan is a passionate entrepreneur focused on solving pressing problems with sustainable solutions. After studying Finance & Economics at the University of Texas at Austin, he moved to India and started a company building self-sustaining toilets in India. Upon returning to Dallas, he joined a Venture Capital fund and learned the startup playbook as an associate. From there he spent a year with the Jesuits but in that process, started a saw an opportunity and founded a software company for schools and that process helped him realize that his talents were used serving others through entrepreneurship. Since returning he founded a handful of ventures including Farm2Cook, a vertically integrated ethnic meat company that hit a $2M Annual run rate now owns a farm and 2 stores + home delivery + restaurant & catering. He stepped down from Farm2Cook to entirely focus on TrustFund.



Frank

Frank is an evangelist for social innovation, seeing opportunity where others see deficits. He brings 20 years of professional experience leading social enterprises and mission-driven organizations. As the Senior Director of Research & Innovation at a major social service agency in Fort Worth, Frank oversaw the design and prototyping of a $6M randomized-control trial aimed at tackling the complex issues faced by families living in poverty. As CEO of Social Venture Partners Dallas, he led a partnership of more than 100 engaged philanthropists who together invest time, talent and financial resources in improving the long-term organizational capacity of promising social enterprises that serve children at-risk. Today, as a co-founder of start-up digital bank, TrustFund, he is building financial tools to help Americans living paycheck to paycheck manage their money and avoid debt traps. Frank earned two degrees from the University of Notre Dame. He lives in Richardson with his wife and their three sons.

USE OF PROCEEDS

If the offering's maximum amount of $107,000 is raised:

Use	Value	% of Proceeds
CTO Salary	$50,000	46.7%
Customer Service Platform Intragration	$10,000	9.3%
Branding	$6,757	6.3%
New Product Development	$35,000	32.7%
Intermediary fees	$5,243	4.9%

TERMS

This is an offering of Membership Units, under registration exemption 4(a)(6), in Impact X Partners , LLC, doing business as TrustFund. This offering must raise at least $10,000 by July 15, 2020 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. TrustFund may issue additional securities to raise up to $107,000, the offering's *maximum*.

$1,260 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

2,607,000 units
× $1.00 per unit

$2,607,000 implied valuation

PITCH DECK


TRUSTFUND
Ensuring budget-strapped
Americans get the credit they deserve
TRUSTFUND
TRUMAN SMART
Open
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FINANCIALS

TrustFund's official name is Impact X Partners , LLC, so that's the name that appears in the statements below.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

UPDATES

Mar 24, 2020 • Primary offering of 107,000 shares at $1.00

MORE INFO

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UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.